                                                                   EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 26, 2001 included in Cole National Corporation's Form 10-K for the year ended February 3, 2001 and June 21, 2001 included in the Cole National Corporation 401(k) Plan Form 11-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Cleveland, Ohio,
     March 1, 2002.